UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2010

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2010, the Board of Directors (the “Board”) of Brunswick Corporation (the “Company”) approved amendments to the Company’s by-laws (as amended, the “Amended By-laws”). A copy of the Amended By-laws, which became effective immediately upon their adoption by the Board, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The amendments included the following:

Article II, Sections 2(a) and 11 have been amended to provide that, in elections of directors, a nominee for director shall be elected to the Board if the votes cast for such nominee exceed the votes cast against such nominee’s election; provided, that if the number of nominees for director as of the meeting’s record date exceeds the number of directors to be elected at such meeting, then each director to be elected shall be elected by a plurality of votes cast.

Article II, Section 2(b) has been amended to clarify language and to expand the disclosure a stockholder must provide when seeking to bring business before an annual meeting of stockholders to include, among other things, a description of any agreement, arrangement or understanding with respect to such business between the stockholder and other persons and a description of any hedging, short position, arrangement, agreement or understanding intended to mitigate loss or share price changes or intended to increase or decrease voting power.  Article I, Section 2(b) has also been amended to provide that each of the foregoing types of information must be updated as of the record date of the meeting by a stockholder seeking to bring business before an annual meeting by not later than 10 days after the record date of the meeting.

Article II, Section 9 has been amended to provide that the Chairman of the Board or, in the Chairman’s absence, such other person as the Board shall designate, shall preside at, and may adjourn, any annual or special meeting of stockholders.

Article III, Section 1 has been amended to reflect the present size of the Board and to make clear that the Board may approve amendments to the size of the Board by resolution, as well as by-law amendment.

Article III, Section 2 has been amended to clarify language and to expand the disclosure a stockholder must provide when seeking to nominate a person for election as a director to include, among other things, a description of any agreement, arrangement or understanding with respect to such business between the stockholder and other persons and a description of any hedging, short position, arrangement, agreement or understanding intended to mitigate loss or share price changes or intended to increase or decrease voting power.  Article III, Section 2 has also been amended to provide that each of the foregoing types of information must be updated as of the record date of the meeting by a stockholder seeking to bring business before an annual meeting by not later than 10 days after the record date of the meeting.

Article VI, Section 1 has been amended to provide that the Company shall be obligated to indemnify, to the fullest extent that is lawful, any person made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) (“a proceeding”) by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

Article VI, Section 4 has been amended to provide that the Company shall be obligated to pay or reimburse the reasonable expenses incurred by a director or officer of the Company in defending any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under Article VI or otherwise.

Article IX, Section 1 has been amended to remove the Company’s election to be subject to the Tennessee Authorized Corporation Protection Act.

In addition, the Board approved a number of other amendments to the Company’s by-laws that had as their purpose the correction of errors, the removal of redundant sections, and the clarification of administrative provisions.  These additional changes are located in Article II, Sections 4, 8 and 12; Article III, Sections 5, 6, 7, 9 and 11; Article IV, Section 1; Article V, Section 3; Article VI, Section 7; Article VII, Sections 1, 2, and 3; and Article VIII, Sections 3 and 4.  A copy of the Amended By-laws marked to show all changes to the former by-laws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit

3.1	By-Laws of Brunswick Corporation, as amended February 2, 2010.
3.2	By-Laws of Brunswick Corporation, marked to show changes effected by the amendments discussed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: February 4, 2010	By:	/s/ Kristin M. Coleman
Name: Kristin M. Coleman Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	By-Laws of Brunswick Corporation, as amended February 2, 2010.
3.2	By-Laws of Brunswick Corporation, marked to show changes effected by the amendments discussed herein.